SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2006

Refac Optical Group
(Exact name of registrant as specified in its charter)

DELAWARE	001-12776	13-1681234
(State or other jurisdiction of	(Commission	I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

ONE BRIDGE PLAZA, SUITE 550, FORT LEE, NEW JERSEY	07024
(Address of principal executive offices)	(Zip Code)

(201) 585-0600
(Registrant’s telephone number, including area code)

None
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

In August 2005, Refac Optical Group, a Delaware corporation formerly known as Refac (the "Company"), entered into merger agreements with U.S. Vision, Inc. (“U.S. Vision”), a privately held company, and OptiCare Health Systems, Inc. (“OptiCare”), a public registrant, whereby the Company would acquire all of the capital stock of U.S. Vision and OptiCare that was outstanding immediately prior to the mergers in exchange for the issuance of additional shares of its common stock. The transactions were consummated on March 6, 2006. Through these transactions, U. S. Vision and OptiCare became wholly-owned subsidiaries of the Company. The mergers were accounted for in a manner similar to a pooling of interest whereby the future historical financial reports filed by the Company will be those of the combined entities.

As a result of the mergers, on May 10, 2006, the Audit Committee of the Board of Directors (the “Board”) of the Company engaged the accounting firm of Ernst & Young LLP (“Ernst & Young”), U.S. Vision’s historical independent registered accounting firm, to replace the firm of Grant Thornton LLP (“Grant Thornton”), the Company’s independent registered accounting firm up until such date. As a result of being the auditors of U.S. Vision, Ernst & Young consulted with U.S. Vision and the Company regarding the above-described transactions.

Grant Thornton did not resign or decline to stand for re-election, but was dismissed by the Audit Committee of the Board to allow for the appointment of Ernst & Young as the Company’s independent registered public accounting firm. Grant Thornton’s opinions regarding the financial statements of the Company for the two fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2005 and 2004 and the subsequent interim period up to the date of dismissal, there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements if not resolved to Grant Thornton's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company's financial statements. During the two most recent fiscal years and through May 10, 2006 there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

In connection with the filing of this Form 8-K, Grant Thornton was provided with a copy of this disclosure and was requested by the Company to furnish to the Company a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether Grant Thornton agrees with the above statements. A copy of Grant Thornton’s letter to the SEC is attached hereto as Exhibit 16.1 to this Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 10, 2006, the Company's Board of Directors also approved a change in the Company’s fiscal year end from December 31 to January 31. The quarterly periods during the year ending January 31, 2007 will be: First Quarter - February 1, 2006 through April 30, 2006; Second Quarter - May 1, 2006 through July 31, 2006; Third Quarter - August 1, 2006 through October 31, 2006; and Fourth Quarter - November 1, 2006 through January 31, 2007.

The Company intends to include a separate disclosure of the revenues, net income before extraordinary items, and net income of the Company and OptiCare for the one month period ended January 31, 2006 in its Quarterly Report on Form 10-Q for the three-month period ended April 30, 2006. As a result, the Company will not file a separate transition report for the one month period ended January 31, 2006.

Item 8.01 Other Events.

On May 12, 2006, the Company issued a press release regarding the change in its fiscal year and in its certifying accountant. A copy of such press release is furnished herewith as Exhibit 99.1. Such press release is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such press release shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REFAC OPTICAL GROUP

Dated: May 12, 2006	By: /s/ Robert L. Tuchman
Name: Robert L. Tuchman
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No. Description

16.1	Letter from Grant Thornton LLP addressed to the Securities and Exchange Commission dated May 12, 2006

        99.1 Press Release, dated May 12, 2006